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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-3 (File No. 333-36669) of our report dated September 19, 1997, except for the effects of the stock split described in Note 18, for which the date is October 3, 1997, on our audits of the consolidated financial statements of American Business Information, Inc. and Subsidiaries as of December 31, 1995 and 1996 and June 30, 1997 and for each of the three years in the period ended December 31, 1996 and the six months ended June 30, 1997. We also consent to the incorporation by reference in this registration statement of our report dated January 24, 1997, except for Notes 17 and 18, for which the dates are February 15, 1997 and July 31, 1997, respectively, on our audits of the consolidated financial statements and financial statement schedules of American Business Information, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in the Company's Annual Report on Form 10-K/A. We also consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data."


                                              /s/ COOPERS & LYBRAND L.L.P.
                                            ------------------------------------

                                            Coopers & Lybrand L.L.P.

Omaha, Nebraska

October 22, 1997